SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       October 30, 2011
                        Date of Report
               (Date of Earliest Event Reported)

             CREATIVE ENTERTAINMENT HOLDINGS, INC.
      (Exact Name of Registrant as Specified in its Charter)

              COTTONWOOD ACQUISITION CORPORATION
               (Former Name of Registrant)

 Delaware                000-54425                    45-1877140
(State or other    (Commission File Number)         (IRS Employer
jurisdication                                      Identification No.)
of incorporation)

                    2031 West Peoria Avenue
                    Phoenix, Arizona 85029

           (Address of Principal Executive Offices)

                     215 Apolena Avenue
                Newport Beach, California 92662
        (Former Address of Principal Executive Offices)

                        602-680-7439
                     _________________
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On October 31, 2011, the Registrant issued 19,700,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $1,970 representing 98% of the total outstanding 20,000,000 shares of common stock:

ITEM 5.01     Changes in Control of Registrant

    On October 30, 2011 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,700,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,970.

    2. New officers and directors were appointed and elected and the prior officers and directors resigned.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on June 2, 2011 as updated by the Quarterly Report on Form 10-Q filed August 22, 2011 and as supplemented by the information contained in this report.

    The Registrant anticipates that it may enter into a business combination with an operating company located in Arizona. The company intends to acquire, build, own and operate nightclubs and gentlemen's clubs in Phoenix, Arizona and other major U.S. cities. No contracts or agreements have been entered into as of the date hereof and no physical property has been purchased, designed or opened in regard to such clubs.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

    On October 30, 2011, James Cassidy resigned as the
Registrant's president, secretary and director.

    On October 30, 2011, James McKillop resigned as the Registrant's vice president and director.

    On October 30, 2011, the following person was elected to the board of directors of the Registrant:

              Timothy P. Herbst

    and the following persons were appointed to the offices appearing next to their name:

              Timothy P. Herbst        President
              Timothy Warbington       Secretary
              Kim A. Feddick           Treasurer

    Timothy P. Herbst. Timothy Herbst serves as director and president of the Registrant. Mr. Herbst has been in the nightclub and bar industry for over 30 years. From 1978 to 1987, Mr. Herbst owned and operated nightclubs in Phoenix, Arizona and San Diego, California which clubs aggregated over 15,000 sq. ft. and each generated annual sales in excess of $2,500,000. In 1988, Mr. Herbst entered the adult nightclub industry with the opening of his first club which had annual revenues in excess of $1,000,000. In 1993, Mr. Herbst opened a larger club ("Centerfolds Cabaret") which produced annual revenues in excess of $2,300,000. Mr. Herbst remains the president and majority shareholder of West Coast Sports, Inc., the company that operates Centerfolds
Cabaret. HE is also the managing member of West Coast Acquisitions, LLC, a holding company for the assets of West Coast Sports, Inc.

    Timothy Warbington. Timothy Warbington serves as secretary of the Registrant. Since 2006, Mr. Warbington has served as a non-exclusive consultant to West Coast Sports, Inc. and West Coast Acquisitions LLC. From 1993 to 2006, Mr. Warbington served as the director of operations for Mesa Produce, Inc. MR. Warbington specializes in corporate compliance to acceptable standards and practices in accounting and regulatory matters.

    Kim A. Feddick. Mr. Feddick serves as the Treasurer of the Registrant. From 1988 to 2009, Mr. Feddick was the founder and president of Mesa Produce, Inc., a business to business sales company in the fresh fruit and vegetable industry. That company had annual sales ranging from $3,000,000 to $7,000,000. From 2007 to the present, Mr. Feddick has served as secretary-treasurer of West Coast Sports, Inc. Mr. Feddick serves as the tax partner of West Coast Acquisitions LLC.

ITEM 5.03     Amendments to Articles of Incorporation

    On October 28, 2011, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to Creative Entertainment Holdings, Inc. and filed such changes with the State of Delaware.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        CREATIVE ENTERTAINMENT HOLDINGS, INC.
                        formerly Cottonwood Acquisition Corporation

Date: November 1, 2011          /s/Timothy Herbst
                                Chief Executive Officer